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                                                                      Exhibit 15



El Paso Electric Company
El Paso, Texas

Ladies and Gentlemen:

Registration Statement Nos. 333-17971 and 333-82129

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 26, 2001 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such a report is not considered part of the registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                         Very truly yours,


                                         /s/KPMG LLP


El Paso, Texas
November 13, 2001